Exhibit 99.2

Investor Presentation April 25, 2023

First Quarter 2023 | PACW | p. 2 • PacWest reported a loss of $10.22 per diluted share mainly due to a $1.38 billion goodwill impairment, which is a non - cash charge and has no impact on our regulatory capital ratios, cash flows, or liquidity position • Adjusted EPS would have been $ 0.66 (1) , excluding goodwill impairment and severance & contract termination expenses • The failure of two high profile business banks with partial business line overlap led to deposit pressures for PacWest in 1Q23, concentrated in the venture banking business • As a result, the Company maximized liquidity through various sources and has acted quickly to rebalance the balance sheet including: • Initiated the sale of the Lender Finance business (roughly $ 2.7 billion of loans) whose loans were transferred to held for sale and is expected to close within 1 - 2 months • Pro - forma CET1 ratio after planned balance sheet actions should exceed our 10% target • Total deposits increased $1.1 billion to $28.2 billion at 1Q23 compared to $27.1 billion as of March 20, 2023. Deposit balances further increased approximately $600 million as of April 21, 2023 • Total insured deposits, including accounts eligible for pass - through insurance, were $20.1 billion and represented approximately 71% of total deposits at 1Q23, up from 48% at December 31, 2022 • Immediately available liquidity (on - balance sheet liquidity and unused borrowing capacity) exceeded uninsured deposits, with a coverage ratio of approximately 153% • Credit metrics remain steady with the NPA ratio declining 3 bps to 35 bps • Unrealized losses in the investment portfolio improved, adding to tangible book value First Quarter 2023 Summary (1) See “Non - GAAP Measurements” starting on page 20.

First Quarter 2023 | PACW | p. 3 First Quarter 2023 Balance Sheet Summary 12/31/22 3/31/23 Improved Deposits $33.9 billion $28.2 billion Cash and Cash Equivalents Balance $2.2 billion $6.7 billion x CET1 Capital Ratio 8.70% 9.22% x AOCI ($791) million ($736) million x Tangible Book Value/Share (1) $17.00 $18.66 x ACL to Loans and Leases HFI 1.02% 1.11% x (1) See “Non - GAAP Measurements” starting on page 20.

First Quarter 2023 | PACW | p. 4 Recent Deposit Trends $17.8 $9.5 $8.1 $7.7 $16.1 $17.6 $20.1 $21.1 48% 71% 71% 73% 0% 10% 20% 30% 40% 50% 60% 70% 80% $- $10.0 $20.0 $30.0 $40.0 $50.0 $60.0 12/31/2022 3/20/2023 3/31/2023 4/18/2023 Uninsured Insured % Insured Uninsured Deposit Liquidity Coverage 72% 120% 153% 182% ($ in billions)

First Quarter 2023 | PACW | p. 5 Actions Taken and Planned • Capital rebuild was already underway through balance sheet optimization efforts; significant progress made starting in 2Q22 • Proactive engagement with core customers and business lines through communication and updated financial data • Acted quickly to tap variety of sources to ensure liquidity to fortify balance sheet • Benefited from access to various liquidity sources • Unlocked further liquidity via a private repurchase agreement • In process on selected loan portfolio sales • Continue to refocus on the core relationship - based business • Focus on relationship - based core deposits • Plan to grow HOA via new leadership and sales resources • Shrink total assets via selected loan sales and planned portfolio reductions • Near term target total assets of $35 billion • Continue to build CET1% • Liquidity will improve as balance sheet de - levers • Improve profitability , with a focus on materially reducing costs across the Company Response to Volatile Environment Near Term Priorities

First Quarter 2023 | PACW | p. 6 $33.2bn $34.0bn $34.2bn $33.9bn $28.2bn 0.07% 0.18% 0.70% 1.37% 1.98% 1Q22 2Q22 3Q22 4Q22 1Q23 Retail and Total Deposits (1)(2) $24.4mm $26.5mm $27.7mm $28.6mm $25.7mm 1.12% 1.07% 1.03% 1.02% 1.11% 4.66% 4.65% 5.12% 5.73% 6.14% 1Q22 2Q22 3Q22 4Q22 1Q23 Loans (3) Balance Sheet Highlights (1) ■ Retail Deposits ■ Non - retail Deposits (2) ■ Line is quarterly cost of total deposits (3) ■ Line is TE loan yield ■ Line is ACL as % of loans and leases Commercial RE 15% Multi - family 21% Investor - owned residential 13% Residential mortgage 11% Asset - based 7% Venture capital 3% Other commercial 4% Consumer 2% Construction 18% Lender finance 1% Equity funds 5% Loan Mix Noninterest - bearing demand 25% Interest checking 19% Money market 22% Savings 2% Wholesale non - maturity deposits 7% Retail time deposits 9% Brokered time deposits 16% Deposit Mix

First Quarter 2023 | PACW | p. 7 ($ in millions) Production/ Disbursements Payoffs/ Paydowns Net Difference (3) Rate on Production (1) ($ in millions) Loans Beginning Balance (2) Loans Ending Balance (2) Net Loan Growth (3) 1Q23 2,092$ 1,988$ 104$ 8.44% 1Q23 28,609$ 25,672$ (2,937)$ 4Q22 3,207 2,187 1,020 7.55% 4Q22 27,660 28,609 949 3Q22 3,436 2,235 1,201 5.92% 3Q22 26,501 27,660 1,159 2Q22 4,687 2,530 2,157 4.61% 2Q22 24,352 26,501 2,149 1Q22 4,164 2,714 1,450 4.31% 1Q22 22,942 24,352 1,410 $2,575 $2,815 $1,758 $1,287 $469 $1,589 $1,872 $1,678 $1,920 $1,623 $1,449 $1,347 $978 $1,136 $1,022 $1,265 $1,183 $1,257 $1,051 $966 $4,164 $4,687 $3,436 $3,207 $2,092 $2,714 $2,530 $2,235 $2,187 $1,988 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% $0 $500 $1,000 $1,500 $2,000 $2,500 $3,000 $3,500 $4,000 $4,500 $5,000 1Q22 2Q22 3Q22 4Q22 1Q23 Avg. Rate on Production Millions Production Disbursements Payoffs Paydowns Rate on Production Loan and Lease P roduction of $469 million in 1Q23 (1) The weighted average TE rate on production presents contractual rates and does not include amortized fees. Amortized fees add ed approximately 17 basis points to loan yields in 2023 and 21 basis points in 2022. (2) Net of deferred fees and costs. (3) “Net Loan Growth” equals “Net Difference” plus transfers to loans held for sale, transfers to foreclosed assets, charge - offs, loan sales and loans acquired through acquisitions.

First Quarter 2023 | PACW | p. 8 CRE Portfolio: Office Represents 3.1% of Total Loans Multi - family 21% Other residential 24% Construction 18% Venture capital 8% Asset - based 8% Other commercial 4% Consumer 2% Non - Office CRE 12% Office CRE 3% Total Loans HFI, Net of Deferred Fees as of 3/31/23 Total $25.7 Billion $ millions 3/31/23 % of Total Loans Office $803 3.1% Hotel 687 2.7% SBA 628 2.4% Retail 516 2.0% Industrial 507 2.0% Self Storage 160 0.6% Mixed - use 148 0.6% Other 360 1.4% $3,809 14.8% Commercial Real Estate (CRE) Portfolio

First Quarter 2023 | PACW | p. 9 $1,196 $1,033 $840 $803 $- $200 $400 $600 $800 $1,000 $1,200 $1,400 12/31/2020 12/31/2021 12/31/2022 1Q23 (Millions) Office - Not Owner-Occupied Office - Owner-Occupied Office CRE Portfolio Balances LTV for Top 15 Office CRE Loans (1) Geography • Managed balance down in recent years to $803 million • Majority of exposure in CA and CO markets • Weighted average LTV for top 15 loans – 50.6% (1) • Classified/Criticized as a % of recorded investment – 3.5% • Nonaccrual as a % of recorded investment – 2.5% • Average commitment – $5.5 million • 2023 remaining maturities – $ 187 million CA 79% NY 6% CO 9% Other 6% (1) LTV calculated using the most recent appraisals

First Quarter 2023 | PACW | p. 10 $0.0mm $10.0mm $3.0mm $10.0mm $3.0mm 1Q22 2Q22 3Q22 4Q22 1Q23 Provision for Credit Losses (3) $1.2mm ($1.3mm) $2.4mm $2.6mm $9.2mm - 0.02% 0.00% 0.01% 0.02% 0.05% 0.02% - 0.02% 0.03% 0.04% 0.13% 1Q22 2Q22 3Q22 4Q22 1Q23 Net Charge - offs (Recoveries ) (2) Asset Quality $66.5mm $78.5mm $89.7mm $103.8mm $87.1mm $82.1mm $104.3mm $96.7mm $118.3mm $132.4mm 0.27% 0.30% 0.32% 0.36% 0.34% 0.34% 0.39% 0.35% 0.41% 0.52% 1Q22 2Q22 3Q22 4Q22 1Q23 Nonaccrual and Classified Loans and Leases (1) (1) ■ Nonaccrual ■ Classified ■ Nonaccrual as a % of total loans and leases ■ Classified as a % of total loans and lease (2) ■ Net charge - offs/(recoveries) for quarter ■ Trailing 12 months net C/O % ■ Net C/O as a % of average loans land leases (annualized) (3) Excludes $1.5mm provision for HTM securities in 2Q22 (4) ■ ALLL as % of loans and leases ■ ACL as % of loans and leases $272.5mm $283.8mm $284.4mm $291.8mm $285.6mm 1.12% 1.07% 1.03% 1.02% 1.11% 0.81% 0.71% 0.68% 0.70% 0.82% 1Q22 2Q22 3Q22 4Q22 1Q23 Allowance for Credit Losses (4)

First Quarter 2023 | PACW | p. 11 $10.0bn $9.1bn $8.2bn $7.1bn $7.1bn 2.17% 2.32% 2.45% 2.57% 2.50% 6.9 7.7 7.6 8.3 8.0 5.7 6.2 6.1 6.6 6.5 1Q22 2Q22 3Q22 4Q22 1Q23 TE Yield, Avg. Life & Effective Duration AFS Securities HTM Secruties TE Yield Average Life (Yrs) Effective Duration (Yrs) Diversified Investment Portfolio (1) Fair value at 3/31/23 (2) Amortized cost at 3/31/23 (3) Yield is for 1Q23 Asset - backed Securities , $22mm , 1% Agency Residential MBS , $2,249mm , 46% Agency Residential CMOs , $456mm , 10% Agency Commercial MBS , $492mm , 10% Private Residential CMOs , $164mm , 3% Corporate Securities , $290mm , 6% Municipal Securities , $346mm , 7% Collateralized Loan Obligations , $103mm , 6% Other, $19mm , 0% Private Commercial MBS , $26mm , 1% U.S. Treasuries , $685mm ,10% $4.8 Billion AFS Investment Portfolio (1) 2.50% overall portfolio tax equivalent yield (3) 1Q23 Activity: • AOCI increased from a net loss of $791mm at 12/31/22 to a net loss of $736mm; no impact to regulatory capital ratios • No purchases or sales Agency Commercial MBS , $429mm , 19% Private Label Commercial MBS , $347mm , 15% Corporate Securities , $70mm , 3% Municipal Securities , $1,244mm , 55% U.S. Treasuries , $185mm , 8% $2.3 Billion HTM Investment Portfolio (2)

First Quarter 2023 | PACW | p. 12 Capital Base 1Q22 2Q22 3Q22 4Q22 1Q23 Common equity tier 1 (1) 8.64% 8.24% 8.56% 8.70% 9.22% Tier 1 risk - based capital (1) 9.07% 10.15% 10.46% 10.61% 11.16% Tier 1 leverage ratio (1) 7.11% 8.52% 8.63% 8.61% 8.33% Tangible common equity/tangible assets (2) 5.83% 5.15% 4.85% 5.13% 5.07% Tangible book value per share (2) $18.42 $16.93 $16.11 $17.00 $18.66 Capital Goals 9.22% (1) 10.00% 1Q23 Goal CET1 11.16% (1) 12.00% 1Q23 Goal Tier 1 Risk - Based 1 1Q23 amounts are preliminary estimates – subject to change. 2 See “Non - GAAP Measurements” starting on page 20.

First Quarter 2023 | PACW | p. 13 $12,050 $10,171 $10,272 $9,695 $5,698 $534 $561 $603 $677 $830 1Q22 2Q22 3Q22 4Q22 1Q23 Deposits Loans Venture Banking Business Venture Banking $1,904 $1,894 $1,922 $1,601 $895 $1,543 $1,618 $1,398 $1,356 $1,203 1Q22 2Q22 3Q22 4Q22 1Q23 Deposits Loans Equity Funds Group Total Deposits $13.6bn $14.6bn $15.3bn $15.5bn $14.0bn $12.1bn $12.2bn $11.3bn $6.6bn 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 • Disruption in the sector caused large decline in venture deposits in 1Q23 • Strongly positioned in the venture ecosystem with an experienced, long tenured team • Continued strong credit performance with negative net charge - offs (or recoveries) in 1Q23 • Bank failures caused uninsured excess deposits to move to money center banks but retained almost all operating accounts and the client relationships • Deposits have stabilized and insured deposits now comprise 83% of total venture deposits • Steady client acquisitions in 1Q23 and pipeline continues to grow

First Quarter 2023 | PACW | p. 14 2023 - Economic Challenges Ahead • Stock Market and Industry Volatility • Stubborn Inflation • Further Rate Hikes Expected but Slower Pace • Slowing Economy • Quantitative Tightening • Supply Chain Issues

First Quarter 2023 | PACW | p. 15 Appendix

First Quarter 2023 | PACW | p. 16 Recent Leadership Changes Previous Role New Role Paul Taylor President President & CEO Matt Wagner CEO Executive Chairman of the Board John Eggemeyer Chairman of the Board Lead Director Kevin Thompson Appointed new EVP, CFO as of 11.28.22 EVP, CFO

First Quarter 2023 | PACW | p. 17 PacWest Bancorp Overview Corporate overview Headquarters Los Angeles, CA Exchange/Listing NASDAQ: PACW Market capitalization $1.17B (1) Branch network 69 branches Financial highlights BALANCE SHEET CAPITAL Assets $ 44.3B Total RB (2) 14.22% Loans HFI $ 25.7B CET1 (2) 9.22% Deposits $28.2B Leverage (2) 8.33% NIB/Deposits 25% TCE (3) 5.07% National Lending office Venture Banking office Community Banking office (1) Calculated using common shares outstanding and closing stock price of $9.73 as of 3.31.23. (2) Preliminary estimate – subject to change. (3) See “Non - GAAP Measurements” starting on page 20. LOS ANGELES, CA DURHAM, NC CHEVY CHASE, MD CHICAGO, IL DENVER, CO NEW YORK, NY BOSTON, MA AUSTIN, TX CAMPBELL, CA MENLO PARK, CA SAN FRANCISCO, CA SAN DIEGO, CA

Condensed Quarterly Income Statements

$ in thousands *Except per share amounts*	1Q23	4Q22	Key Drivers
Interest Income	$ 517,788	$ 473,023	Higher average balances of loans/leases and higher rates
Interest Expense	238,516	150,084	Higher market rates and higher average balances on wholesale deposits and borrowings
Net Interest Income	279,272	322,939	
Provision for Credit Losses	3,000	10,000	Decrease due to lower production and loan transfers to held for sale, offset partially by increase in qualitative reserves in commercial real estate portfolio and the provision needed for higher net charge-offs
Noninterest Income (Loss)	36,391	(18,956)	$49mm loss on sale of securities in Q4
Total Operating Expense	196,267	197,832	Decrease due to lower compensation expense partially offset by higher FDIC assessment, higher customer related expense and higher reorganization costs
Goodwill Impairment	1,376,736	29,000	Q1 impairment of remaining goodwill balance; Q4 impairment at Civic operating subsidiary
(Loss) Earnings Before Income Taxes	(1,260,340)	67,151	
Income Taxes	(64,916)	17,642	
Net (Loss) Earnings	(1,195,424)	49,509	Adjusted earnings for 1Q23 are $89,436 [1]
Preferred Stock Dividends	9,947	9,947	
Net (Loss) Earnings Available to Common Stockholders	$ (1,205,371)	$ 39,562	Adjusted earnings available to common stockholders for 1Q23 are $79,279 [1]
EPS	$ (10.22)	$ 0.33	Adjusted diluted EPS for 1Q23 is $0.66 per share [1]

[1] See “Non-GAAP Measurements” starting on page 20.

First Quarter 2023 | PACW | p. 18

PacWest Bancorp

First Quarter 2023 | PACW | p. 19 Condensed Quarterly Balance Sheets $ in millions 1Q23 4Q22 Key Drivers Cash and Cash equivalents $ 6,680 $ 2,240 Higher cash balance held due to deposit volatility Investment securities 7,270 7,147 Loans held for sale 2,796 65 $2.7bn Lender Finance portfolio transferred to held for sale Loans and leases, net of deferred fees 25,672 28,609 Allowance for loan and lease s losses (210) (201) Loans and leases, net 25,462 28,408 Decrease primarily due to transfer of $2.8bn to held for sale Equipment leased to others under operating leases 400 404 Premises and equipment, net 60 54 Foreclosed assets, net 2 5 Goodwill - 1,377 Remaining goodwill written off in Q1 Intangible assets, net 29 32 Other assets 1,604 1,497 Total assets $ 44,303 $ 41,229 Noninterest - bearing deposits $ 7,031 $ 11,212 Decrease primarily in uninsured deposits Interest - bearing deposits 21,157 22,724 Decrease primarily in uninsured deposits Total deposits 28,188 33,936 Borrowings 11,882 1,764 Increase to fund deposit outflows and supplement cash position Subordinated debt 869 867 Accrued interest payable and other liabilities 593 711 Total liabilities 41,532 37,278 Stockholders’ equity 2,771 3,951 Decrease mainly due to write - off of goodwill Total liabilities and stockholders’ equity $ 44,303 $ 41,229

Non-GAAP Measurements

The Company uses certain non-GAAP financial measures to provide meaningful supplemental information regarding the Company's operational performance and to enhance investors' overall understanding of such financial performance. These non-GAAP financial measures should not be considered a substitute for financial measures presented in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. The table below presents reconciliations of certain GAAP to non-GAAP financial measures:

($ in thousands, except per share amounts)	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
Tangible Common Equity Ratio & Tangible Book Value Per Common Share					
Stockholders' equity	$ 2,771,477	$ 3,950,531	$ 3,875,945	$ 3,978,403	$ 3,650,595
Less: Preferred stock	**498,516**	**498,516**	**498,516**	**498,516**	**-**
Total common equity	2,272,961	$ 3,452,015	$ 3,377,429	$ 3,479,887	$ 3,650,595
Less: Intangible assets	**28,970**	**1,408,117**	**1,439,746**	**1,443,395**	**1,447,044**
Tangible common equity	$ 2,243,991	$ 2,043,898	$ 1,937,683	$ 2,036,492	$ 2,203,551
Total assets	**$ 44,302,981**	**$ 41,228,936**	**$ 41,404,592**	**$ 40,950,723**	**$ 39,249,639**
Less: Intangible assets	28,970	1,408,117	1,439,746	1,443,395	1,447,044
Tangible assets	**$ 44,274,011**	**$ 39,820,819**	**$ 39,964,846**	**$ 39,507,328**	**$ 37,802,595**
Equity to assets ratio	6.26%	9.58%	9.36%	9.72%	9.30%
Tangible common equity ratio (1)	**5.07%**	**5.13%**	**4.85%**	**5.15%**	**5.83%**
Book value per common share	$ 18.90	$ 28.71	$ 28.07	$ 28.93	$ 30.52
Tangible book value per common share (2)	**$ 18.66**	**$ 17.00**	**$ 16.11**	**$ 16.93**	**$ 18.42**
Common shares outstanding	120,244,214	120,222,057	120,314,023	120,288,024	119,601,766

(1) Tangible common equity divided by tangible assets

(2) Tangible common equity divided by common shares outstanding

First Quarter 2023 | PACW | p. 20

PacWest Bancorp

First Quarter 2023 | PACW | p. 21 ($ in thousands, except per share amounts) March 31, 2023 December 31, 2022 September 30, 2022 Adjusted Earnings, Earnings Per Share, and Return on Average Assets (Loss) earnings before income taxes (1,260,340)$ 67,151$ 162,109$ Add: Goodwill impairment 1,376,736 29,000 - Add: Acquisition, integration, and reorganization costs 8,514 5,703 - Adjusted earnings before income taxes 124,910 101,854 162,109 Adjusted income tax expense (1) 35,474 26,788 41,981 Adjusted earnings 89,436 75,066 120,128 Less: Preferred stock dividends (9,947) (9,947) - Adjusted earnings available to common stockholders 79,489 65,119 120,128 Less: Earnings allocated to unvested restricted stock (1,210) (1,183) (2,037) Adjusted earnings allocated to common shares 78,279$ 63,936$ 118,091$ Weighted average shares outstanding 117,930 117,811 117,349 Adjusted diluted earnings per common share (2) 0.66$ 0.54$ 1.01$ Average assets 42,768,714$ 41,151,963$ 39,883,304$ Adjusted return on average assets (3) 0.85% 0.72% 1.22% (1) Adjusted effective tax rate of 28.4% used for three months ended March 31, 2023; effective tax rates of 26.3% and 25.9% used for three months ended December 31, 2022 and March 31, 2022. (2) Adjusted earnings allocated to common shares divided by weighted average shares outstanding. (3) Annualized adjusted earnings divided by average assets. Three Months Ended Non - GAAP Measurements The Company recorded significant non - operating charges in the two most recent periods. Thus, to supplement information regarding the Company’s operational performance and to enhance investors’ overall understanding of such financial performance this presentation includes non - GAAP financial disclosures for: (1) adjusted earnings, (2) adjusted earnings per share, and (3) adjusted return on average assets. These measures help the reader to compare the recent periods with historical periods more readily. These non - GAAP financial measures should not be considered a substitute for financial measures presented in accordance with GAAP and may be different from non - GAAP financial measures used by other companies. The table below presents reconciliations of certain GAAP to non - GAAP financial measures:

Forward-Looking Statements

This communication contains certain forward-looking information about PacWest Bancorp (“PacWest”) that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Statements that are not historical or current facts, including statements about future financial and operational results, expectations, or intentions are forward-looking statements. Such statements often use words such as “anticipates,” “targets,” “expects,” “estimates,” intends,” “plans,” “believes,” “continue” and other similar expressions or future or conditional verbs such as “will,” “may,” “might,” “should,” “would” and “could.” Such statements are based on information available at the time of the communication and are based on current beliefs and expectations of the PacWest’s management and are subject to significant risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements to differ materially from those expressed in them. Continued deterioration in general business, economic, and political conditions, geopolitical tensions, uncertainty in U.S. fiscal monetary policy, including the interest rate policies of the Federal Reserve Board, and volatility and disruptions in credit and capital markets could lead to a tightening of credit and an increase of credit losses, adversely affect PacWest’s revenues and the values of our assets and liabilities, increase stock price volatility, and adversely impact our ability to raise capital. In addition, PacWest and its results could be adversely affected by changes in interest rates, continued high inflation, and unemployment rates, our ability to attract and retain deposits and other sources of funding and liquidity particularly in a rising or high interest rate environment, the impact of bank failures or other adverse developments at other banks on general investor sentiment regarding the stability and liquidity of banks, the safety of deposits, and depositor behavior, the quality and composition of our deposits, deterioration in the credit quality of our loan portfolio or in the value of the collateral securing those loans, especially the risks associated with concentrations in real estate related loans, deterioration in the value of our investment securities as a result of rising interest rates or otherwise, our ability to successfully execute on our planned asset sales, strategic plan, and digital and innovation initiatives, the effectiveness of our risk management framework and quantitative models, and legal and regulatory developments. Actual results may differ materially from those set forth or implied in the forward-looking statements due to a variety of factors, including the risk factors described in documents filed by PacWest with the U.S. Securities and Exchange Commission.

All forward-looking statements in this communication are based on information available at the time the statement is made. We are under no obligation (and expressly disclaim any such obligation) to update or alter our forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

First Quarter 2023 | PACW | p. 22

PacWest Bancorp